UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 3, 2012

TE CONNECTIVITY LTD.

(Exact Name of Registrant as Specified in its Charter)

Switzerland (Jurisdiction of Incorporation)	98-0518048 (IRS Employer Identification Number)

001-33260

(Commission File Number)

Rheinstrasse 20

CH-8200 Schaffhausen

Switzerland

(Address of Principal Executive Offices, including Zip Code)

+41 (0)52 633 66 61

(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

On December 15, 2011, TE Connectivity Ltd., a Swiss corporation (the “Company”), announced that it had entered into a Sale and Purchase Agreement (the “SPA”) to acquire Deutsch Group SAS (“Deutsch”), a global leader in high-performance connectors for harsh environments, from Deutsch’s current shareholders (the “Sellers”).  On April 3, 2012, the Company and the Company’s indirect wholly-owned subsidiary, TE Connectivity (Netherlands) Holding S.a r.l., a Luxembourg company (the “Purchaser”), consummated the acquisition of Deutsch from the Sellers.

The Purchaser paid the Sellers consideration of approximately €1.15 billion (or approximately $1.53 billion using an exchange rate of $1.33 per €1.00) for the purchase of Deutsch. The Company also repaid Deutsch’s financial debt at closing in an aggregate amount equal to approximately €496 million (or approximately $660 million using the preceding exchange rate). The Company financed the acquisition with a combination of cash and debt.

A copy of the press release announcing the completion of the acquisition of Deutsch is attached as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.	Description

99.1	Press Release dated April 3, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TE CONNECTIVITY LTD.
(Registrant)

By:	/s/ Harold G. Barksdale
Harold G. Barksdale
Corporate Secretary

Date: April 5, 2012